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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)  ☐

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

180 East Fifth Street St. Paul, Minnesota (Address of principal executive offices)	55101 (Zip Code)

Fonda Hall
U.S. Bank National Association
550 South Hope Street, Suite 500
Los Angeles, CA 90071
(213) 533.8765
(Name, address and telephone number of agent for service)

City National Corporation
(Exact name of obligor as specified in its charter)

Delaware	95-2568550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
400 North Roxbury Drive, Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

5.125% Senior Notes Due 2013
(Title of the indenture securities)

FORM T-1

Item 1.    GENERAL INFORMATION.    Furnish the following information as to the Trustee.

  a)
  Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency
      Washington, D.C.

  b)
  Whether it is authorized to exercise corporate trust powers.

      Yes

Item 2.    AFFILIATIONS WITH OBLIGOR.    If the obligor is an affiliate of the Trustee, describe each such affiliation.

    None

Items 3-15	Not Applicable. (Items 3-14 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee. Item 15 is not applicable because the Trustee is not a foreign trustee.)

Item 16.    LIST OF EXHIBITS:    List below all exhibits filed as a part of this statement of eligibility and qualification.

  1.
  A copy of the Articles of Association of the Trustee, as now in effect.*

  2.
  A copy of the certificate of authority of the Trustee to commence business.*

  3.
  A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

  4.
  A copy of the existing bylaws of the Trustee.*

  5.
  Not applicable.

  6.
  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 (attached hereto as Exhibit 6).

  7.
  Report of Condition of the Trustee as of December 31, 2002, published pursuant to law or the requirements of its supervising or examining authority (attached hereto as Exhibit 7).

  8.
  Not Applicable.

  9.
  Not Applicable.

*
Incorporated by reference to Registration Number 333-67188.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 4th day of April 2003.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ FONDA HALL
Fonda Hall Vice President

By:	/s/ GONZALO UREY
Gonzalo Urey Assistant Vice President

Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 4, 2003

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ FONDA HALL
Fonda Hall Vice President
By:	/s/ GONZALO UREY
Gonzalo Urey Assistant Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2002
($000's)

12/31/2002
Assets
Cash and Due From Depository Institutions	$10,868,204
Federal Reserve Stock	0
Securities	28,139,801
Federal Funds	873,395
Loans & Lease Financing Receivables	116,078,132
Fixed Assets	1,389,233
Intangible Assets	9,218,064
Other Assets	9,482,963

Total Assets	$176,049,792
Liabilities
Deposits	$121,684,914
Fed Funds	5,858,510
Treasury Demand Notes	0
Trading Liabilities	402,464
Other Borrowed Money	17,397,658
Acceptances	148,979
Subordinated Notes and Debentures	5,696,532
Other Liabilities	5,200,399

Total Liabilities	$156,389,456
Equity
Minority Interest in Subsidiaries	$992,867
Common and Preferred Stock	18,200
Surplus	11,314,669
Undivided Profits	7,334,600

Total Equity Capital	$19,660,336
Total Liabilities and Equity Capital	$176,049,792

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association
By:	/s/ FONDA HALL Vice President

Date: April 4, 2003

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SIGNATURE
CONSENT
U.S. Bank National Association Statement of Financial Condition As of 12/31/2002 ($000's)